UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 10, 2010 (May 6, 2010)

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CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

250 East Hartsdale Ave.
Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 6, 2010, the Board of Directors (the “Board”) of CAMAC Energy Inc., formerly Pacific Asia Petroleum, Inc. (the “Company”) appointed Dr. Kase Lukman Lawal, a current member of the Board, to the position of Board Chairman, effective immediately.  The Board had not previously appointed any of its members to act as Chairman, however, Frank C. Ingriselli, the Company’s current Chief Executive Officer and member of the Board, formerly acted in this capacity.  The Company separated the roles of the Board Chairman and the Chief Executive Officer in order to enable the Chief Executive Officer to focus the majority of his time and efforts on the day to day operations of the Company, which the Board believes will serve the Company’s stockholders well in the coming years.

ITEM 8.01. OTHER EVENTS.

The Board appointed Ms. Hazel O’Leary and Dr. Lee Patrick Brown, each of whom are current Board members, to the Board’s Compensation Committee (the “Compensation Committee”), effective immediately, to fill the vacancies left by the resignations of former Compensation Committee members, Ms. Elizabeth Smith and Mr. Robert Stempel, in connection with the April 7, 2010 closing of the Company's acquisition of all of the interests held by CAMAC Energy Holdings Limited and certain of its affiliates in a Production Sharing Contract with respect to an oilfield asset known as the Oyo Field, as disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2010 (the “Oyo Field Transaction”).  As a result of the appointments of Ms. O'Leary and Dr. Brown, the Company’s Compensation Committee will now consist of Mr. James F. Link, Jr., Ms. O’Leary and Dr. Brown, each of whom is an “independent” director, as that term is defined in Rule 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  Ms. O’Leary was also appointed as Chair of the Compensation Committee.

In addition, on May 6, 2010, the Board renamed the Board’s existing Nominating Committee the “Nominating and Corporate Governance Committee” (the “Governance Committee”), effective immediately.  The Board also appointed current members of the Company's Board of Directors, Ms. Hazel O’Leary, Dr. Lee Patrick Brown, and Mr. William E. Dozier, to the Governance Committee, effective immediately, to fill the vacancies left upon the resignations of former Governance Committee members, Ms. Elizabeth Smith and Mr. Robert Stempel, in connection with the April 7, 2010 closing of the Oyo Field Transaction, and to replace former Governance Committee member Mr. James F. Link, Jr., who voluntarily stepped down.  Each of Ms. O’Leary, Dr. Brown, and Mr. Dozier is also an ”independent” director, as that term is defined in Rule 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  Dr. Brown was also appointed as Chair of the Governance Committee.  The Board intends to amend the current Governance Committee Charter as soon as practicable to include provisions detailing the Governance Committee’s duties and responsibilities with respect to corporate governance matters.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 10, 2010

CAMAC ENERGY INC.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer